UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 3, 2006
The Scotts Miracle-Gro Company
(Exact name of registrant as specified in its charter)

Ohio	1-13292	31-1414921

(State or other	(Commission File Number)	(IRS Employer
jurisdiction of		Identification No.)
incorporation)
14111 Scottslawn Road, Marysville, Ohio 43041
(Address of principal executive offices) (Zip Code)
(937) 644-0011
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On May 3, 2006, the Board of Directors of The Scotts Miracle-Gro Company (the “Registrant”), upon the recommendation of the Governance and Nominating Committee, elected to re-appoint John M. Sullivan to serve as a member of Class II of the Registrant’s Board of Directors to fill the vacancy created by the resignation of Mindy F. Grossman on April 19, 2006. Mr. Sullivan had previously served as a Class II director of the Registrant from 1994 until his retirement following the Registrant’s 2006 Annual Meeting of Shareholders on January 26, 2006.
Mr. Sullivan qualifies as “independent” under the applicable sections of the Listed Company Manual of the New York Stock Exchange and applicable rules and regulations of the Securities and Exchange Commission. He will serve on the Registrant’s Audit Committee and will receive the same compensation for the year as the other non-employee directors of the Registrant. Said compensation is disclosed on pages 14-15 of the Registrant’s Proxy Statement for the 2006 Annual Meeting of Shareholders filed with the SEC on December 20, 2005.
Section 7 — Regulation FD
Item 7.01. Regulation FD Disclosure.
On May 4, 2006, the Registrant issued a press release announcing the declaration of a third quarter cash dividend as well as Mr. Sullivan’s election to the Registrant’s Board of Directors.
A copy of the press release is furnished herewith and incorporated by reference as Exhibit 99.1.
Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(a)	Financial statements of businesses acquired:

Not applicable.

(b)	Pro forma financial information:

Not applicable.

(c)	Shell company transactions:

Not applicable.

(d)	Exhibits:

Exhibit No.	Description
99.1	News Release issued on May 4, 2006
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SCOTTS MIRACLE-GRO COMPANY

Dated: May 4, 2006	By:	/s/ David M. Aronowitz

Printed Name: David M. Aronowitz
Title: Executive Vice President, General Counsel and Corporate Secretary

INDEX TO EXHIBITS
Current Report on Form 8-K
Dated May 4, 2006
The Scotts Miracle-Gro Company

Exhibit No.	Description

99.1	News Release issued on May 4, 2006